                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           SMITH BARNEY HOLDINGS INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                                      06-1274088
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

        388 Greenwich Street
        New York, New York                                 10013
(Address of principal executive offices)                 (zip code)

If this form relates to the registration                If this form relates to the registration
of a class of securities pursuant to                    of a class of securities pursuant to
Section 12(b) of the Exchange Act                       Section 12(g) of the Exchange Act
and is effective pursuant to General                    and is effective pursuant to General
Instruction A.(c), check the                            Instruction A.(d), check the
following box. [X]                                      following box. [ ]


SECURITIES Act registration statement file number to which this form relates:
                                    333-30175


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                         Name of Each Exchange on Which
         to be so Registered                         Each Class is to be Registered
         -------------------                         ------------------------------

Smith Barney S&P 500 Equity Linked Notes               Chicago Board Options Exchange
due October ___, 2003


Securities to be registered pursuant to Section 12(g) of the Act:

                                                                  (None)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

               For a description of the proposed terms and provisions of the Smith Barney S&P 500 Equity Linked Notes due October ___, 2003 (the "Securities"), see the information set forth under the heading "Description of Debt Securities" in the Registration Statement on Form S-3 of the Registrant (No. 333-30175), and "Description of Securities" in the Preliminary Prospectus Supplement dated August 29, 1997 filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the "Securities Act"). The description of the Securities contained in the Prospectus Supplement to be filed pursuant to Rule 424(b)(5) under the Securities Act under the Registrant's Registration Statements on Form S-3 (No. 333-30175 and 333-17831) which will contain the final terms and provisions of the Securities, including the maturity date of the Securities, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.  Exhibits.

               2.1           Registration Statement on Form S-3 (No. 333-30175).

               2.2 Preliminary Prospectus Supplement dated August 29, 1997 filed pursuant to Rule 424(b)(5) under the Securities Act.

               2.3 Form of Smith Barney S&P 500 Equity Linked Note due October ___, 2003.

               2.4 Indenture dated as of May 15, 1993 between the Registrant and Citibank, N.A., as Trustee (the "Trustee"), relating to the Notes, incorporated by reference to Exhibit 4.01 to the Registrant's Registration Statement on Form S-3 (No. 33-78010).

               2.5 First Supplemental Indenture, dated as of September 1, 1993, between the Registrant and the Trustee, incorporated by reference to Exhibit 4.02 to the Registrant's Registration Statement on Form S-3 (No. 33-70340).

               2.6 Second Supplemental Indenture, dated as of December 12, 1996, between the Registrant and the Trustee, incorporated by reference to Exhibit 4.03 to the Registrant's Registration Statement on Form S-3 (No. 333-17831).

                                   SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  September 19, 1997                       SMITH BARNEY HOLDINGS INC.


                                                 By:  /s/ Mark I. Kleinman
                                                     ------------------------
                                                     Mark I. Kleinman
                                                     Executive Vice President
                                                     and Treasurer

                                EXHIBIT INDEX


          Item No.               Description
          --------               -----------

               2.1           Registration Statement on Form S-3 (No. 333-30175).

               2.2 Preliminary Prospectus Supplement dated August 29, 1997 filed pursuant to Rule 424(b)(5) under the Securities Act.

               2.3 Form of Smith Barney S&P 500 Equity Linked Note due October ___, 2003.

               2.4 Indenture dated as of May 15, 1993 between the Registrant and Citibank, N.A., as Trustee (the "Trustee"), relating to the Notes, incorporated by reference to Exhibit 4.01 to the Registrant's Registration Statement on Form S-3 (No. 33-78010).

               2.5 First Supplemental Indenture, dated as of September 1, 1993, between the Registrant and the Trustee, incorporated by reference to Exhibit 4.02 to the Registrant's Registration Statement on Form S-3 (No. 33-70340).

               2.6 Second Supplemental Indenture, dated as of December 12, 1996, between the Registrant and the Trustee, incorporated by reference to Exhibit 4.03 to the Registrant's Registration Statement on Form S-3 (No. 333-17831).